UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2016, NuVasive, Inc. (the “Company”) issued a news release announcing that it had agreed to settle its ongoing patent litigation with Medtronic plc. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company reached agreement with Medtronic plc together with its wholly owned subsidiaries Medtronic Sofamor Danek USA, Inc., Warsaw Orthopedic, Inc., Medtronic Puerto Rico Operations Co., and Medtronic Sofamor Danek Deggendorf GmbH (collectively, “Medtronic”) on terms for the settlement of the previously disclosed patent infringement lawsuits between the Company and Medtronic, as well as the withdrawal from related proceedings in the United States Patent and Trademark Office (the “USPTO”). Under the terms of the settlement, the Company will make a one-time, lump sum payment in the amount of $45.0 million to Medtronic, and the parties will release each other from, inter alia, any and all past patent infringement arising from the litigation originally filed against the Company by Medtronic in 2008. NuVasive previously established a litigation liability reserve related to the litigation, which as of March 31, 2016, exceeded the amount of the lump sum payment. Under the terms of the settlement, the parties have also agreed to grant each other irrevocable, worldwide, nonexclusive, paid-up, royalty-free licenses to practice certain of their respective patents as to certain of their respective existing product lines, subject to specified exceptions and limitations.

The Company and Medtronic also agreed as part of the settlement that, subject to certain limitations and exceptions, and for a period of seven years, neither party will assert against the other certain claims for patent infringement (generally claims related to spinal implants and related instruments, biologics and neuromonitoring) other than through a specified dispute resolution process, with the right to thereafter pursue claims outside that process subject to certain limitations and exceptions. Further, Medtronic has agreed that, for a period of five years, and subject to limitations and exceptions, it will not assert against the Company certain other claims for patent infringement other than through a specified dispute resolution process, with the right to thereafter pursue claims outside that process subject to certain limitations and exceptions.

The Company and Medtronic intend to enter into a definitive settlement agreement (the “Definitive Agreement”) within 15 days, after which the Company will make the one-time payment to Medtronic, the parties will file joint motions to dismiss with prejudice the litigation, and the parties will take all necessary actions to withdraw from pending proceedings or related challenges in the USPTO against the other party’s patents.

This Current Report on Form 8-K includes forward-looking statements that are not a description of historical facts and that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the terms and timing of the Definitive Agreement, as well as anticipated future actions of the Company and Medtronic in furtherance of the settlement and the expected impact of the settlement. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the Definitive Agreement is delayed or not executed, or the Definitive Agreement, when executed, contains terms different from, or in addition to, those described herein. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by NuVasive, Inc. on June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: June 30, 2016	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release issued by NuVasive, Inc. on June 30, 2016